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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of report (date of earliest event reported): October 13, 1997



                            ARV ASSISTED LIVING, INC.
               (Exact name of Registrant as specified in charter)



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
         CALIFORNIA                                                           33-0160968
(State or other jurisdiction of                 000-26980                  (I.R.S. Employer
       incorporation)                   (Commission File Number)        Identification Number)


         245 FISCHER AVENUE                                                     92626
              SUITE D-1                                                       (Zip Code)
        COSTA MESA, CALIFORNIA
(Address of principal executive offices)
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       Registrant's telephone number, including area code: (714) 751-7400


                                      None
          (Former name or former address, if changed since last report)


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ITEM 5:  OTHER EVENTS

         Effective as of October 13, 1997, Gary L. Davidson, resigned from his offices as Chairman, CEO and President of ARV Assisted Living, Inc. (the "Company"), and as director of the Company. John J. Rydzewski, one of the outside directors, has been appointed Chairman of the Board, and John A. Booty, the co-founder and former President of the Company, and a director of the Company, has been appointed President and Chief Executive Officer of the Company on an interim basis. The Company is continuing its search for a permanent President and Chief Operating Officer and has begun a search of a new Chief Executive Officer.

         In connection with Mr. Davidson's resignation, the Company and Mr. Davidson entered into a Confidential Separation Agreement dated as of October 13, 1997 (the "Separation Agreement"). Under the Separation Agreement, Mr. Davidson will be paid approximately $1,052,200 in two equal installments, the first to be paid no later than October 24, 1997 and the second to be paid on the earliest of (i) April 12, 1997, (ii) the vote of the Company's shareholders on the proposed transaction with Prometheus Assisted Living LLC in which Prometheus will purchase up to 49.9% of the Company's common stock at $14 per share (the "Prometheus Transaction") and (iii) a determination by the Company's Board of Directors not to seek shareholder approval of the Prometheus Transaction (the "Second Payment Date").

         The Separation Agreement provides that until to the Second Payment Date, Mr. Davidson (i) will not solicit, encourage or endorse any Competing Transaction (as defined in the Stock Purchase Agreement dated July 14, 1997, as amended, among the Company, Prometheus and Lazard Freres Real Estate Investors L.L.C.) and (ii) will not sell or otherwise transfer his shares of common stock of the Company unless the recipient agrees to vote the transferred shares in favor of the Prometheus Transaction and related matters. The agreement also contains customary non-disparagement and confidentiality provisions. Concurrently with the execution of the Separation Agreement, Mr. Davidson and the Company executed a mutual release of all claims against one another.

         A copy of the Separation Agreement is attached hereto as Exhibit 10.1.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)    Exhibits

NUMBER          EXHIBIT
------          -------

   10.1 Confidential Separation Agreement, dated as of October 13, 1997, between the Company and Gary L. Davidson

   99.1 Press Release, dated October 15, 1997 by the Company announcing the resignation of Gary L. Davidson



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  October 22, 1997                     ARV ASSISTED LIVING, INC.
       ----------------


                                            By: /s/ Sheila M. Muldoon
                                                -------------------------------
                                                Sheila M. Muldoon
                                                Vice President and
                                                General Counsel



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                                  EXHIBIT INDEX

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
NUMBER         EXHIBIT                                                                    PAGE
------         -------                                                                    ----
   10.1        Confidential Separation Agreement, dated as of October 13, 1997,            E-1
               between the Company and Gary L. Davidson

   99.1        Press Release, dated October 15, 1997 by the Company announcing            E-10
               the resignation of Gary L. Davidson
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